Exhibit 99.1

Urban Edge Properties		For additional information:
12 East 49th Street		Mark Langer, EVP and
New York, NY 10017		Chief Financial Officer
212-956-0082

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2026 Results

NEW YORK, NY, April 29, 2026 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2026 and updated its outlook for full-year 2026.
"Our first quarter results reflect the continued strength and quality of our portfolio,” said Jeff Olson, Chairman and CEO. "We executed 419,000 sf of leasing transactions in the quarter, including 84,000 sf of new leases at a cash spread of 52%, and 335,000 sf of renewals, achieving a blended cash spread of 15%. We acquired The Village at Bridgewater Commons in Bridgewater, New Jersey for $54 million, advancing our external growth plans. We have also raised the low end of our FFO as Adjusted guidance from a range of $1.47 to $1.52 per diluted share to $1.48 to $1.52 per diluted share."
"As we look ahead, our leasing pipeline remains robust, our balance sheet is well-positioned, and we believe the fundamentals driving our business - including the ongoing demand for high-quality retail space and supply constraints in our markets - will translate into sustained long-term growth," he concluded.

Financial Results(1)(2)

(in thousands, except per share amounts)	1Q26	1Q25
Net income attributable to common shareholders	$22,645	$8,198
Net income per diluted share	0.18	0.07
Funds from Operations ("FFO")	55,657	45,458
FFO per diluted share	0.42	0.35
FFO as Adjusted	47,569	45,921
FFO as Adjusted per diluted share	0.36	0.35
The increases in net income, FFO and FFO as Adjusted for the three months ended March 31, 2026 were driven by rent commencements on new leases, higher net recovery revenue, growth from accretive capital recycling and lower interest and debt expense. Net income and FFO for the three months ended March 31, 2026 also benefited from $8.4 million, or $0.06 per diluted share, of non-recurring reimbursements received during the quarter pertaining to previously incurred environmental remediation costs.

Same-Property Operating Results Compared to the Prior Year Period(1)(3)

1Q26
Same-property Net Operating Income ("NOI") growth	2.4%
Same-property NOI growth, including properties in redevelopment	2.8%
Increases in same-property NOI metrics for the three months ended March 31, 2026 were driven by rent commencements on new leases from our signed but not open pipeline and higher net recovery revenue, partially offset by higher levels of uncollected rents.

Leasing and Occupancy Results(1)
•The Company reported same-property portfolio leased occupancy of 96.4%, a decrease of 30 basis points compared to March 31, 2025 and December 31, 2025.

•Consolidated portfolio leased occupancy was 96.4%, flat compared to March 31, 2025 and a decrease of 30 basis points compared to December 31, 2025.
•Retail shop leased occupancy was 92.4%, flat compared to March 31, 2025 and a decrease of 20 basis points compared to December 31, 2025.
•The Company executed 45 new leases, renewals and options totaling 419,000 sf during the quarter. New leases totaled 84,000 sf, of which 59,000 sf was on a same-space basis and generated an average cash spread of 51.6%. New leases, renewals and options totaled 394,000 sf on a same-space basis and generated an average cash spread of 14.6%.
•As of March 31, 2026, signed leases that have not yet rent commenced are expected to generate an additional $21.7 million of future annual gross rent, representing approximately 7% of current annualized NOI. Approximately $3.3 million of this amount is expected to be recognized in the remainder of 2026.

Acquisition Activity
On March 30, 2026, the Company acquired The Village at Bridgewater Commons for a gross purchase price of $54.3 million, reflecting a 7.7% capitalization rate. The 92,000 sf shopping center is located in Bridgewater, NJ along a highly trafficked and affluent retail corridor with a 5-mile annual average household income of $183,000. The center features a freestanding medical building for Summit Health as well as several high-quality quick-service restaurants including Chipotle, Shake Shack, Cava and Starbucks.

Financing Activity
On January 22, 2026, the Company entered into $950 million of unsecured credit facilities, expanding its borrowing capacity by $150 million. The unsecured credit facilities are comprised of an unsecured line of credit and two delayed-draw term loans aggregating $250 million.
The Company’s existing revolving credit agreement was amended and restated to reduce the unsecured line of credit by $100 million to $700 million and extend the maturity date to June 2030 with two six-month extension options. The term loans are $125 million each consisting of a 5-year maturity and a 7-year maturity, both of which have a delayed-draw feature through January 22, 2027. Based on the Company's current leverage ratio, borrowings under the unsecured line of credit, 5-year term loan and 7-year term loan bear interest at SOFR plus 1.00%, SOFR plus 1.15% and SOFR plus 1.50%, respectively.
On March 18, 2026, the Company obtained a $62.5 million, 7-year non-recourse mortgage secured by Plaza at Woodbridge with a swapped fixed interest rate of 5.0%.
As of March 31, 2026, the Company had $30 million outstanding under its unsecured line of credit and no amounts drawn on either of the 5-year or 7-year term loans.

Development and Redevelopment
During the quarter, the Company stabilized four redevelopment projects totaling $6.8 million with new rent commencements from Lidl and Boot Barn at Totowa Commons, Ross Dress for Less at Plaza at Woodbridge, Texas Roadhouse at Outlets at Montehiedra, and Big Blue Swim School at Plaza at Cherry Hill.
As of March 31, 2026, the Company has $157.3 million of active development and redevelopment projects underway, with estimated remaining costs to complete of $66.8 million. The active development and redevelopment projects are expected to generate an approximate 13% yield.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of March 31, 2026 include:
•Total liquidity of approximately $968 million, consisting of $76 million of cash on hand and $892 million available under the Company's $950 million of unsecured credit facilities, including undrawn letters of credit.
•Mortgages payable of $1.68 billion, with a weighted average term to maturity of 3.6 years, all of which are fixed rate or hedged.
•$30 million drawn on our $700 million unsecured line of credit that matures on June 28, 2030, with two six-month extension options.
•No outstanding balance on our $250 million of delayed-draw term loans.
•Total market capitalization of approximately $4.37 billion, comprised of 133.3 million fully-diluted common shares valued at $2.66 billion and $1.71 billion of debt.
•Net debt to total market capitalization of 37%.

2026 Outlook
The Company has updated its 2026 full-year guidance ranges for net income and FFO and raised the low end of its guidance range by $0.01 per diluted share for FFO as Adjusted, estimating net income of $0.56 to $0.60 per diluted share, FFO of $1.54 to $1.58 per diluted share and FFO as Adjusted of $1.48 to $1.52 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, the assumptions used in our guidance, and a reconciliation bridging 2025 FFO per diluted share to the 2026 estimates can be found on pages 4 and 5 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on April 29, 2026 at 8:30 AM ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13759141. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting April 29, 2026 at 11:30 AM ET through May 13, 2026 at 11:59 PM ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13759141.

(1) Refer to "Non-GAAP Financial Measures" on page 6 and "Operating Metrics" on page 7 for definitions and additional details. Reported consolidated occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 89.9% at March 31, 2026.
(2) Refer to page 11 for a reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2026.
(3) Refer to page 12 for a reconciliation of net income to NOI and Same-Property NOI for the three months ended March 31, 2026.
(4) Net debt as of March 31, 2026 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $76 million.
(5) Availability under our unsecured credit facilities is net of letters of credit issued under the unsecured line of credit. The Company obtained seven letters of credit aggregating $27.9 million which have reduced the available balance commensurate with their face values but remain undrawn and no separate liability has been recorded.

2026 Earnings Guidance
The Company has updated its 2026 full-year guidance ranges for net income and FFO and raised the low end of its guidance range by $0.01 per diluted share for FFO as Adjusted, estimating net income of $0.56 to $0.60 per diluted share, FFO of $1.54 to $1.58 per diluted share and FFO as Adjusted of $1.48 to $1.52 per diluted share. Below is a summary of the Company's 2026 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.49 - $0.54	$0.56 - $0.60
Net income attributable to common shareholders per diluted share	$0.47 - $0.52	$0.54 - $0.58
FFO per diluted share	$1.47 - $1.52	$1.54 - $1.58
FFO as Adjusted per diluted share	$1.47 - $1.52	$1.48 - $1.52
The Company's revised 2026 full-year outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 3.00% to 3.75%, reflecting an increase on the low end from our previous assumption of 2.75% to 3.75%.
•Recurring G&A expenses ranging from $34.5 million to $36.5 million, unchanged from our previous assumption.
•Interest and debt expense ranging from $78.0 million to $79.0 million, reflecting a decrease from our previous assumption of $78.9 million to $80.9 million.
•Acquisitions of $54 million, reflecting activity completed year-to-date, and dispositions of $60 million to $65 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, and other one-time items outside of the ordinary course of business.

	Guidance 2026E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$73,600	$78,900	$0.56	$0.60
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(3,800)	(4,000)	(0.03)	(0.03)
Consolidated subsidiaries	900	900	0.01	0.01
Net income attributable to common shareholders	70,700	75,800	0.54	0.58
Adjustments:
Rental property depreciation and amortization	127,200	127,200	0.97	0.97
Limited partnership interests in operating partnership	3,800	4,000	0.03	0.03
FFO Applicable to diluted common shareholders	201,700	207,000	1.54	1.58
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net	(7,900)	(7,900)	(0.06)	(0.06)
Loss on extinguishment of debt	200	200	—	—
FFO as Adjusted applicable to diluted common shareholders	$194,000	$199,300	$1.48	$1.52
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging 2025 FFO per diluted share to the Company's estimated 2026 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2025 FFO applicable to diluted common shareholders	$1.43	$1.43
2025 Items impacting FFO comparability(2)	0.01	0.01
2026 Items impacting FFO comparability(2)	0.06	0.06
Same-property NOI growth, including redevelopment	0.06	0.08
Acquisitions net of dispositions NOI growth	0.01	0.01
Recurring general and administrative	(0.01)	—
Straight-line rent and non-cash items	(0.01)	—
2026 FFO applicable to diluted common shareholders	$1.54	$1.58
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2025 and expected adjustments for fiscal year 2026 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 11 for actual adjustments year-to-date and our fourth quarter 2025 Supplemental Disclosure Package for 2025 adjustments.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 8 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level and through the Company's captive insurance program, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 66 properties for the three months ended March 31, 2026 and 2025. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared, and results of our captive insurance program. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties and results of our captive insurance program during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2026, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 66 properties for the three months ended March 31, 2026 and 2025. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and that operate in two or more regions.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 74 properties totaling 17.3 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, and international trade disputes, including any related tariffs, which may lead to rising inflation, adverse impacts to supply chains, and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (collectively, our Corporate Responsibility or “CR”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting CR metrics and meeting CR goals and targets, and the impact of governmental regulation on our CR efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents filed by the Company with the Securities and Exchange Commission (the "SEC").
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025
ASSETS
Real estate, at cost:
Land	$676,038	$669,078
Buildings and improvements	2,878,759	2,835,540
Construction in progress	358,886	327,413
Furniture, fixtures and equipment	13,485	13,059
Total	3,927,168	3,845,090
Accumulated depreciation and amortization	(956,464)	(935,548)
Real estate, net	2,970,704	2,909,542
Operating lease right-of-use assets	57,225	58,917
Cash and cash equivalents	49,996	48,881
Restricted cash	25,870	29,984
Tenant and other receivables	33,881	26,658
Receivables arising from the straight-lining of rents	64,205	63,842
Identified intangible assets, net of accumulated amortization of $69,080 and $70,514, respectively	91,057	87,591
Deferred leasing costs, net of accumulated amortization of $22,671 and $21,982, respectively	31,193	31,220
Prepaid expenses and other assets	64,830	55,236
Total assets	$3,388,961	$3,311,871

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,665,218	$1,606,774
Unsecured line of credit	30,000	—
Operating lease liabilities	54,710	56,329
Accounts payable, accrued expenses and other liabilities	83,799	97,397
Identified intangible liabilities, net of accumulated amortization of $62,274 and $59,668, respectively	173,780	174,899
Total liabilities	2,007,507	1,935,399
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 125,972,127 and 125,912,647 shares issued and outstanding, respectively	1,258	1,257
Additional paid-in capital	1,165,097	1,163,939
Accumulated other comprehensive income (loss)	299	(703)
Accumulated earnings	120,752	124,566
Noncontrolling interests:
Operating partnership	74,534	69,140
Consolidated subsidiaries	19,514	18,273
Total equity	1,381,454	1,376,472
Total liabilities and equity	$3,388,961	$3,311,871

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
REVENUE
Rental revenue	$124,185	$118,092
Other income	8,439	73
Total revenue	132,624	118,165
EXPENSES
Depreciation and amortization	32,312	37,195
Real estate taxes	16,602	16,358
Property operating	28,938	24,059
General and administrative	9,136	9,531
Lease expense	3,173	3,371
Total expenses	90,161	90,514
Interest income	393	607
Interest and debt expense	(18,719)	(19,755)
(Loss) gain on extinguishment of debt	(212)	498
Income before income taxes	23,925	9,001
Income tax expense	(378)	(619)
Net income	23,547	8,382
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,177)	(432)
Consolidated subsidiaries	275	248
Net income attributable to common shareholders	$22,645	$8,198

Earnings per common share - Basic:	$0.18	$0.07
Earnings per common share - Diluted:	$0.18	$0.07
Weighted average shares outstanding - Basic	125,879	125,513
Weighted average shares outstanding - Diluted	131,105	125,603

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Net income	$23,547	$8,382
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	275	248
Operating partnership	(1,177)	(432)
Net income attributable to common shareholders	22,645	8,198
Adjustments:
Rental property depreciation and amortization	31,835	36,828
Limited partnership interests in operating partnership	1,177	432
FFO Applicable to diluted common shareholders	55,657	45,458
FFO per diluted common share(1)	0.42	0.35
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net(2)	(8,300)	1,024
Non-cash adjustments(3)	—	(63)
Loss (gain) on extinguishment of debt	212	(498)
FFO as Adjusted applicable to diluted common shareholders	$47,569	$45,921
FFO as Adjusted per diluted common share(1)	$0.36	$0.35

Weighted Average diluted common shares(1)	131,105	130,328
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2025 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, and $0.1 million of transaction costs and severance expenses for the three months ended March 31, 2026.
(3) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$23,547	$8,382
Depreciation and amortization	32,312	37,195
Interest and debt expense	18,719	19,755
General and administrative expense	9,136	9,531
Loss (gain) on extinguishment of debt	212	(498)
Other (income) expense	(8,066)	467
Income tax expense	378	619
Interest income	(393)	(607)
Non-cash revenue and expenses	(2,819)	(3,272)
NOI	73,026	71,572
Adjustments:
Sunrise Mall net operating loss	479	295
Tenant bankruptcy settlement income and lease termination income	—	(61)
Non-same property NOI and other(1)	(8,246)	(8,091)
Same-property NOI	$65,259	$63,715
NOI related to properties being redeveloped	6,583	6,149
Same-property NOI including properties in redevelopment	$71,842	$69,864
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared, and results of the Company's captive insurance program.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$23,547	$8,382
Depreciation and amortization	32,312	37,195
Interest and debt expense	18,719	19,755
Income tax expense	378	619
EBITDAre	74,956	65,951
Adjustments for Adjusted EBITDAre:
Transaction, severance, litigation expenses and other, net(1)	(8,300)	1,024
Loss (gain) on extinguishment of debt	212	(498)
Non-cash adjustments(2)	—	(63)
Adjusted EBITDAre	$66,868	$66,414
(1) Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, and $0.1 million of transaction costs and severance expenses for the three months ended March 31, 2026.
(2) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies.